                                                                       EXHIBIT I

COLUMBIA ENERGY GROUP
Premium Allocations used for 98-99 period
Based on data valued as of Year End 12/31/97


                                                                  % FOR EXCESS
                  COMPANY                                      LIABILITY PREMIUM
--------------------------------------------------------------------------------
CKY - Columbia Gas of Kentucky, Inc.                                  3.44%
CMD - Columbia Gas of Maryland, Inc.                                  0.84%
COH - Columbia Gas of Ohio, Inc.                                     30.82%
CPA - Columbia Gas of Pennsylvania, Inc.                              9.31%
CGV - Columbia Gas of Virginia, Inc.                                  4.53%
TCO - Columbia Gas Transmission Corp.                                17.56%
CGT - Columbia Gulf Transmission Co.                                  8.23%
CNR - Columbia Natural Resources, Inc.                                1.92%
CES - Columbia Energy Services Corp.                                 18.18%
CLG - Columbia LNG Corporation                                        0.14%
CEC - Columbia Electric Corporation                                   0.14%
CPC - Columbia Propane Corporation                                    3.14%
SC - Columbia Energy Group Service Corp.                              1.46%
CG - Columbia Energy Group                                            0.10%
CNS - Columbia Network Services                                       0.10%
CSP - Columbia Service Partners                                       0.10%
AE - Atlantic Energy                                                  0.00%
CAT - Columbia Atlantic Trading Corp.                                 0.00%
TCC - Columbia Transmission
Communications Corporation                                            0.00%
                                                                    ------
                        TOTAL                                       100.00%

COLUMBIA ENERGY GROUP
Premium Allocations used for 98-99 period
Based on data valued as of Year End 12/31/97


                                                                 % FOR ALL RISK
                  COMPANY                                       PROPERTY PREMIUM
--------------------------------------------------------------------------------
CKY - Columbia Gas of Kentucky, Inc.                                  0.23%
CMD - Columbia Gas of Maryland, Inc.                                  0.08%
COH - Columbia Gas of Ohio, Inc.                                      3.78%
CPA - Columbia Gas of Pennsylvania, Inc.                              1.74%
CGV - Columbia Gas of Virginia, Inc.                                  0.67%
TCO - Columbia Gas Transmission Corp.                                65.93%
CGT - Columbia Gulf Transmission Co.                                 16.90%
CNR - Columbia Natural Resources, Inc.                                0.01%
CES - Columbia Energy Services Corp.                                  0.01%
CLG - Columbia LNG Corporation                                        8.28%
CEC - Columbia Electric Corporation                                   0.00%
CPC - Columbia Propane Corporation                                    0.33%
SC - Columbia Energy Group Service Corp.                              1.49%
CG - Columbia Energy Group                                            0.00%
CNS - Columbia Network Services                                       0.00%
CSP - Columbia Service Partners                                       0.00%
AE - Atlantic Energy                                                  0.55%
CAT - Columbia Atlantic Trading Corp.                                 0.00%
TCC - Columbia Transmission
Communications Corporation                                            0.00%
                                                                    ------
                        TOTAL                                       100.00%